SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Index Funds, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACKROCK INDEX FUNDS, INC.

BlackRock S&P 500 Index Fund

100 Bellevue Parkway

Wilmington, Delaware 19809

(800) 441-7762

TO THE SHAREHOLDERS

**IMPORTANT NEWS**

We encourage you to read the full text of the enclosed supplemental proxy materials containing important information about the proposed reorganization involving BlackRock S&P 500 Index Fund (the “S&P 500 Fund”), a series of BlackRock Index Funds, Inc. (the “Corporation”), a Maryland corporation. In addition, we are pleased to provide you with the following brief overview of this matter, which requires your consideration and vote. Please vote promptly as your vote is important. Voting promptly will reduce the time and costs associated with the proxy solicitation.

Q:	WHAT IS HAPPENING?

A:	The Board of Directors (the “Board”) of the Corporation is asking you to consider and act upon a proposal to approve an agreement and plan of reorganization (the “Reorganization Agreement”) between the S&P 500 Fund and BlackRock S&P 500 Stock Fund (the “Acquiring Fund,” and together with the S&P 500 Fund, the “Funds”), a series of BlackRock Funds III. The Reorganization Agreement provides that the S&P 500 Fund would transfer all of its assets to the Acquiring Fund in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the S&P 500 Fund and the issuance of shares of the Acquiring Fund. The proposed reorganization is referred to as the “S&P 500 Reorganization.”

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	The Board recommends that you vote FOR the proposal to approve the Reorganization Agreement, which is the same proposal previously presented at the Special Meeting of Shareholders (the “Special Meeting”) of the S&P 500 Fund. The Board of the S&P 500 Fund believes the proposal is important and recommends that you read the combined prospectus/proxy statement related to the S&P 500 Reorganization (the “Combined Prospectus/Proxy Statement”) together with these supplemental proxy materials and then vote in favor of the proposal.

Q:	HOW CAN I OBTAIN THE COMBINED PROSPECTUS/PROXY STATEMENT?

A:	Holders of record of the S&P 500 Fund on December 28, 2012 (the new record date of the Special Meeting) who were not holders of record on August 14, 2012 (the original record date of the Special Meeting) are receiving the Combined Prospectus/Proxy Statement along with these supplemental proxy materials. If you were a holder of record of the S&P 500 Fund on August 14, 2012, you previously received the Combined Prospectus/Proxy Statement. If you would like another copy of the Combined Prospectus/Proxy Statement, please contact the S&P 500 Fund at (800) 441-7762.

Q:	WHY IS THE BOARD RECOMMENDING THIS PROPOSAL?

A:.

After careful consideration, the Board of Directors, including all of the Directors who are not “interested persons” of the Corporation (as defined in the Investment Company Act of 1940, as amended), has determined that the S&P 500 Reorganization is in the best interests of the S&P 500 Fund and that the S&P 500 Fund’s existing shareholders will not be diluted as a result of the Reorganizations (as defined below)

and, therefore, recommends that you cast your vote “FOR” the proposed S&P 500 Reorganization. The Board has determined that shareholders of the S&P 500 Fund may benefit from the following:

(i)	Assuming the Reorganizations had occurred on December 31, 2011, the Acquiring Fund (with combined assets from the Target Feeder Funds (as defined below)) would have (i) total annual fund operating expenses for each of its share classes that are expected to be the same as or lower than those of the corresponding share classes of the S&P 500 Fund prior to the Reorganizations as of December 31, 2011, and (ii) net annual fund operating expenses for each of its share classes that are expected to be the same as or lower than those of the corresponding share classes of the S&P 500 Fund prior to the Reorganizations as of December 31, 2011, after giving effect to all applicable contractual expense reimbursements (which exclude the effect of certain fees and expenses) that BlackRock has agreed to continue through August 31, 2013;

(ii)	Shareholders of the S&P 500 Fund will remain invested in a diversified, open-end fund that has greater net assets;

(iii)	The larger net asset size of the combined fund will eliminate duplicate products and pricing inconsistencies and create one S&P 500 Index fund product within the BlackRock-advised complex of funds; and

(iv)	The compatibility of the types of portfolio securities held by each of the Funds, the substantially similar investment objectives and principal investment strategies of each of the Funds, and the similarities between the risk profiles of each of the Funds. The portfolio management team will also remain the same.

Q:	DID I ALREADY VOTE ON THIS PROPOSAL?

A:	You may have. Holders of record on August 14, 2012 have already received a Combined Prospectus/Proxy Statement and proxy card relating to the Reorganization Agreement.

The proposal requires that the lesser of (i) 67% or more of the total number of shares of all classes of the S&P 500 Fund present or represented by proxy at the Special Meeting, voting together as a single class, if the holders of more than 50% of the outstanding shares of all classes, taken as a single class, are present or represented by proxy at the Special Meeting or (ii) more than 50% of the total number of outstanding shares of all classes of the S&P 500 Fund, voting together as a single class, vote in favor of the Reorganization Agreement. However, only 49.71% of the shares outstanding on the record date voted on the proposal. Of those shares that voted on the proposal, approximately 96.01% voted in favor of the proposal. Without the required vote to approve the Reorganization Agreement, the October 12, 2012 Special Meeting was adjourned to November 9, 2012, and then again to multiple days in December 2012.

The Executive Committee of the Board, at its December 21, 2012 meeting, pursuant to delegated authority, considered whether to reconvene the Special Meeting and continue to solicit shareholders to vote on the Reorganization Agreement or to take other action. For the reasons set out above and given the high percentage of shares that voted in favor of the proposal, the Executive Committee determined that it remains in the best interest of the S&P 500 Fund to approve the Reorganization Agreement with respect to the S&P 500 Fund, recognizing that the Special Meeting must be reconvened and that the continuation of the solicitation of shareholders would be required. In connection with this solicitation, the Executive Committee approved a new record date of December 28, 2012 and determined that the Special Meeting be reconvened on February 22, 2013 at 10:00 a.m.

Q:	WHAT HAPPENS TO MY PRIOR PROXY? IF I ALREADY VOTED, DO I NEED TO VOTE AGAIN?

A:

If you already submitted a valid proxy card or authorized a proxy in connection with the Special Meeting, and have not changed brokerage accounts or revoked your proxy, then your proxy will remain effective for the shares you held on December 28, 2012 (the new record date). So you do not need to vote again.

However, if you changed brokerage accounts or revoked your proxy, then you need to vote again. In addition, if you desire to change your vote, you may vote again, which has the effect of revoking your prior proxy.

Q:	WHO PAYS FOR THIS PROXY EXPENSE?

A:	The estimated costs associated with this solicitation, including legal expenses and printing costs, are approximately $290,000. The S&P 500 Fund is expected to bear approximately $178,500 of the costs associated with this solicitation. BlackRock Advisors, LLC (the “Adviser”) and its affiliates have agreed to bear approximately $111,500 of the costs associated with this solicitation. The foregoing estimated costs will be borne by the Adviser or its affiliates and the S&P 500 Fund regardless of whether the Reorganizations are consummated.

Q:	WILL I RECEIVE A CALL FROM A PROXY SOLICITOR?

A:	The Adviser has engaged Computershare Fund Services as the S&P 500 Fund’s proxy solicitor to contact shareholders who have not voted as of the date of the reconvened Special Meeting concerning the proposed S&P 500 Reorganization.

Q:	HOW CAN I VOTE MY SHARES?

A:	You can vote shares beneficially held through your account by mail, telephone or Internet or in person at the reconvened Special Meeting. To vote by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided. To vote by telephone or over the Internet, please have the proxy card in hand and call the telephone number or go to the website address listed on the card and follow the instructions. To vote at the Special Meeting, please attend the Special Meeting in person and have the proxy card on hand.

Whichever voting method you use, please read the full text of the Combined Prospectus/Proxy Statement that was either previously mailed to you or is included with these supplemental proxy materials before you vote.

Q:	WHAT IF I HAVE QUESTIONS REGARDING THE PROPOSAL?

A:	You can contact your financial advisor for further information. Direct shareholders may contact the S&P 500 Fund at (800) 441-7762. You may also call Computershare Fund Services, the S&P 500 Fund’s proxy solicitation firm, at (866) 704-4427.

Q:	AM I BEING ASKED TO VOTE ON THE OTHER PROPOSALS IN THE COMBINED PROSPECTUS/PROXY STATEMENT?

A:	No. The S&P 500 Fund invests all of its investable assets in Master S&P 500 Index Series (the “Target Master Portfolio”), a series of Quantitative Master Series LLC. As you may recall, since the S&P 500 Fund invests all of its investable assets in the Target Master Portfolio, you were asked to provide instructions as to how the S&P 500 Fund should vote its shares of the Target Master Portfolio in connection with an agreement and plan of reorganization between the Target Master Portfolio and S&P 500 Stock Master Portfolio, a series of Master Investment Portfolio (the “Master Reorganization”), in which the Acquiring Fund invests all of its investable assets. The proposed S&P 500 Reorganization is contingent on the completion of the Master Reorganization, however, the Master Reorganization has been approved by shareholders and no additional votes are being solicited on that proposal.

In addition, shareholders of BlackRock Index Equity Portfolio (“Index Equity Portfolio” and together with the S&P 500 Fund, the “Target Feeder Funds”), another fund that invests all of its investable assets in the Target Master Portfolio, have approved the reorganization involving their feeder fund and the Acquiring Fund (together with the S&P 500 Reorganization and the Master Reorganization, the “Reorganizations”).

THANK YOU FOR VOTING PROMPTLY.

YOUR VOTE IS IMPORTANT.

BLACKROCK INDEX FUNDS, INC.

BlackRock S&P 500 Index Fund

100 Bellevue Parkway

Wilmington, Delaware 19809

(800) 441-7762

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE RECONVENED ON FEBRUARY 22, 2013

Please take notice that a Special Meeting of Shareholders (the “Special Meeting”) of BlackRock S&P 500 Index Fund (the “S&P 500 Fund”), a series of BlackRock Index Funds, Inc. (the “Corporation”), a Maryland corporation, that was convened on October 12, 2012 and was adjourned to November 9, 2012 and then again adjourned to multiple days in December 2012, will be reconvened on February 22, 2013 at 10:00 a.m., Eastern Time, at the offices of BlackRock Advisors, LLC at 1 University Square Drive, Princeton, NJ 08540-6455. The Special Meeting is being reconvened for the following purposes:

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the S&P 500 Fund would transfer all of its assets to BlackRock S&P 500 Stock Fund (the “Acquiring Fund”), a series of BlackRock Funds III, in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the S&P 500 Fund and the issuance of shares of the Acquiring Fund, as detailed in the Reorganization Agreement, which shares will be distributed by the S&P 500 Fund to you on a pro rata basis in complete liquidation of the S&P 500 Fund (the “S&P 500 Reorganization”).

2.	To transact such other business as permitted by applicable law and as may properly be presented at the Special Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors of the Corporation (the “Board”), including all of its independent Board members, determined that participation in the S&P 500 Reorganization is in the best interests of the S&P 500 Fund and that the interests of the S&P 500 Fund’s shareholders will not be diluted as a result of the reorganization. We strongly urge you to approve the Reorganization Agreement at this time.

The proposal is discussed in greater detail in the combined prospectus/proxy statement related to the S&P 500 Reorganization (the “Combined Prospectus/Proxy Statement) that was either previously mailed to you or is included with these supplemental proxy materials. Holders of record of shares of the S&P 500 Fund as of the close of business on December 28, 2012 (the new record date) are entitled to vote at the reconvened Special Meeting and at any adjournments thereof:

•	By touch-tone telephone;

•	By Internet;

•	By returning the enclosed proxy card in the postage-paid envelope; or

•	In person at the reconvened Special Meeting.

In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the reconvened Special Meeting, it is the intention of the persons named in the enclosed proxy to vote those shares by proxy in favor of an adjournment. Notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjourned meeting is held not more than

120 days after the applicable record date. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. The absence from any meeting, in person or by proxy, of a quorum for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum in respect of such other matters. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

All properly executed proxies received prior to the Special Meeting or any adjournment or postponement thereof will be voted in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, properly executed proxies will be voted “FOR” the approval of the Reorganization Agreement. Abstentions and broker non-votes (i.e., where a nominee such as a broker holding shares for beneficial owners may vote on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more proposals does not receive instructions from beneficial owners or does not exercise discretionary authority) will be counted as present for purposes of a quorum. Abstentions and broker non-votes will have the same effect as votes against the Reorganization Agreement.

Broker-dealer firms holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Reorganization Agreement before the Special Meeting. The NYSE has taken the position that broker-dealers that are members of the NYSE and that have not received instructions from a customer prior to the date specified in the broker-dealers’ request for voting instructions may not vote such customer’s shares on the Reorganization Agreement. A signed proxy card or other authorization by a beneficial owner of shares of the S&P 500 Fund that does not specify how the beneficial owner’s shares are to be voted on the proposed Reorganization Agreement may be deemed to be an instruction to vote such shares in favor of the Reorganization Agreement.

If you have not previously submitted a valid proxy card or authorized a proxy to vote your shares or have revoked your initial proxy (e.g., you have not voted or you revoked your initial proxy) or you have become a new shareholder since August 14, 2012 (the original record date for the Special Meeting) and you do not expect to attend the reconvened Special Meeting in person, we encourage you to vote by completing and submitting your proxy card or voting by telephone or through the Internet. However, you do not need to take any action if you were a S&P 500 Fund shareholder as of August 14, 2012 (the original record date of the Special Meeting) and December 28, 2012 (the new record date of the Special Meeting), have not changed brokerage accounts and previously submitted a valid proxy card or authorized a proxy in connection with the Special Meeting (and have not revoked your proxy). Your previous proxy will remain effective as to the number of shares you held on the new record date. If you desire to change your vote, you may vote again, which has the effect of revoking your prior proxy.

The voting methods provided will reduce the time and costs associated with the proxy solicitation. Whichever method you choose, please read the full text of the proxy statement before you vote.

By order of the Board,

/s/ Benjamin Archibald
Benjamin Archibald
Secretary of the S&P 500 Fund

January 7, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE RECONVENED SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY BY PHONE OR THROUGH THE INTERNET. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.

[Proxy Card Front]

BlackRock Index Funds, Inc., on behalf of its series

BlackRock S&P 500 Index Fund

100 Bellevue Parkway

Wilmington, Delaware 19809

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of BlackRock S&P 500 Index Fund, a series of BlackRock Index Funds, Inc., a Maryland corporation (the “Fund”), hereby appoints Howard Surloff, Ben Archibald, Aaron Wasserman, John Perlowski, Neal J. Andrews, Jay M. Fife, Brendan Kyne and Janey Ahn, or each of them, each with the power to appoint his or her substitute, as proxies for the undersigned, and hereby authorizes each of them to attend the reconvened special meeting of the shareholders of the Fund to be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, NJ 08540-6455, on Friday, February 22, 2013 at 10:00 a.m. (Eastern time) (the “Special Meeting”), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the Combined Prospectus/Proxy Statement relating to the Special Meeting, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposal.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the Proposal, and to use their discretion to vote for any procedural matter relating to the Proposal as permitted by applicable law and as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

To vote, mark blocks below in blue or black ink as follows:

1.	To consider a proposal to approve a Reorganization Agreement pursuant to which the Fund would transfer all of its assets to the BlackRock S&P 500 Stock Fund (the “Acquiring Fund”), a series of BlackRock Funds III, in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the Fund and the issuance of shares of the Acquiring Fund, as detailed in the Reorganization Agreement, which shares will be distributed by the Fund to you on a pro rata basis in complete liquidation of the Fund.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournment(s) or postponement(s) thereof.

Please sign exactly as name appears hereon. When
shares are held by joint tenants, both should sign.
When signing as attorney or as executor,
administrator, trustee or guardian, please give full
title as such. If a corporation, please sign in full
corporate name by president or other authorized
officer. If a partnership, please sign in partnership
name by authorized person.

Dated:

X

Signature

X

Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.